UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 22, 2018

_________________

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9530 Main Street Clarence, New York (Address of Principal Executive Office)		14031 (Zip Code)
Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 22, 2018, 22nd Century Group, Inc. (the "Company") entered into a Second Amendment (the “Amendment”) to its existing License Agreement with North Carolina State University (“NCSU”) under which the Company exclusively licensed several flue-cured and burley tobacco plant lines with Very Low Nicotine Content that are not genetically modified (non-GMO) plants. The Amendment provides for the Company to pay NCSU a total exclusive license fee of $1,200,000, of which $500,000 will be paid by the Company to NCSU within five business days after the execution of the Amendment, $400,000 will be paid on the one-year anniversary of the execution of the Amendment, and $300,000 will be paid on the two-year anniversary of the execution of the Amendment. The Company will also pay running royalties to NCSU based on a portion of the net sales revenue received by the Company from sales of products that contain any portions of the plant materials that have been received by the Company from NCSU.

The foregoing description of the provisions of the Amendment is summary in nature and is qualified in its entirety by reference to the full and complete terms of the Amendment, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending June 30, 2018.

Item 7.01. Regulation FD Disclosure.

On June 26, 2018, the Company issued a press release announcing the matter described above. The Company is furnishing a copy of such press release as Exhibit 99.1 hereto, which is incorporated by reference herein.

Item 9.01(d): Financial Statements and Exhibits.

Exhibit 99.1 - Press Release, dated June 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Thomas L. James
Date: June 26, 2018	Thomas L. James, Esq.
Vice President, General Counsel and Secretary